[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.15

METRICS, INC.

STANDARD DEVELOPMENT AGREEMENT

THIS AGREEMENT, effective as of October 31, 2006, by and between Metrics, Inc., a North Carolina corporation, having a principal place of business at 1240 Sugg Parkway, Greenville, NC 27834 (“METRICS”), and Metabolex, Inc., a Delaware corporation, having a principal place of business at 3876 Bay Center Place, Hayward, CA 94545 (“COMPANY”).

WITNESSETH

WHEREAS, COMPANY is engaged in the business of the research, development and commercialization of pharmaceutical and biotechnology products;

WHEREAS, METRICS is engaged in the business of, among other things, providing contract pharmaceutical development, formulation and analytical services;

WHEREAS, COMPANY desires to engage the services of METRICS to assist COMPANY in certain pharmaceutical development activities upon the terms and conditions set forth herein;

WHEREAS, METRICS performance pursuant to this Agreement may require the use by METRICS of COMPANY owned intellectual property that is necessary or useful to the development services provided hereunder; and WHEREAS, METRICS performance pursuant to this Agreement may require the parties to disclose to each other confidential and proprietary information, inventions, trade secrets and know-how, which must be protected from disclosure to third parties;

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.	Definitions.

1.1	Applicable Law means all applicable federal, state, and local laws, ordinances, and regulations applicable to the Services, including without limitation GLP.

1.2

Confidential Information means any and all information furnished by the disclosing party to the receiving party that is designated as confidential or that would ordinarily be considered confidential, including but not limited to, the chemical structure of any drug

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

substance or active pharmaceutical ingredient (“API”) provided to METRICS, the formulation and/or optimization of any drug substance and/or API into capsules and/or tablets, the development plans and strategies of COMPANY as to any product candidate, information set forth in the Work Statement, information related to the Materials and/or any other information developed or generated by METRICS as a result of performing the Services (including the Inventions), procedures, manufacturing techniques, analytical methods and techniques, testing methods, developments, results, data, study results (including analytical testing and stability results, and including the Study Data), conclusions, technologies, inventions, development plans, business or financial information, and any of METRICS’ price estimates, proposals, quotations, or similar pricing information.

1.3	Deliverables means all data (including the Study Data), results, products, substances and materials to be developed for or delivered to COMPANY by METRICS as provided in this Agreement and under any Work Statement issued hereunder.

1.4	GLP means the Good Laboratory Practices promulgated from time to time by the United States Food and Drug Administration.

1.5	Initial Work Statement means the initial Work Statement between the parties attached hereto as Schedule A.

1.6	Invention means any intellectual property, whether patentable or not, know-how, trade-secret, discovery, technology, process, procedure, manufacturing technique, analytical method and technique, innovation, invention, improvement and the like developed in the course and scope of this Agreement.

1.7	COMPANY Invention means an Invention made or conceived solely by COMPANY’s employees in the course and scope of this Agreement.

1.8	METRICS Invention means an Invention made or conceived solely by METRICS’ employees in the course and scope of this Agreement.

1.9	Joint Invention means an Invention jointly made or conceived by COMPANY’s employees and METRICS’ employees in the course and scope of this Agreement.

1.10	Licensed Intellectual Property means all COMPANY owned patents, patent applications, prospective patents, copyrights, trademarks, trade secrets, technology, Confidential Information and other intellectual property that are necessary or useful to the Services to be provided by METRICS hereunder.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.11	Product means a pharmaceutical product developed or manufactured for COMPANY by METRICS as provided in this Agreement and under any Work Statement issued hereunder.

1.12	Services means the services described in Section 2.1 and the additional services described in Section 2.2.

1.13	Work Statement means a schedule agreed to by the parties that outlines, among other things, the plan for development services to be provided by METRICS, the particular services to be provided by METRICS, any Deliverables or Products to be developed or manufactured by METRICS, the time schedule for performance, and the amount, schedule and method of payment to be made by COMPANY. Any Work Statement may be modified or amended from time to time upon mutual written agreement of the parties, and such agreed-upon modifications or amendments shall be attached as part of the appropriate schedule and incorporated herein.

2.	Scope and Purpose.

2.1	Services. METRICS agrees to use commercially reasonable efforts to provide the services outlined in the Initial Work Statement set forth in Schedule A attached hereto.

2.2	Additional Services. METRICS agrees to provide additional services specified in any future Work Statements that may be agreed to between the parties in writing, incorporated into this Agreement and attached hereto as additional schedules. Each Work Statement shall be governed by the terms and conditions of this Agreement and by such supplementary written amendments of this Agreement as may be, from time to time, executed between the parties. In the event of a conflict between the terms and conditions of this Agreement and any Work Statement, the terms of this Agreement shall govern.

2.3	Performance of Services. METRICS shall perform the Services using reasonable care, in accordance with the Work Statement, Applicable Law, COMPANY’s instructions, and the terms and conditions of this Agreement. METRICS shall use its best efforts to provide the facilities, supplies (other than the materials that will be provided by COMPANY) and staff necessary to complete the Services in accordance with the terms of this Agreement. METRICS shall conduct and complete the Services in accordance with the time schedule set forth in the Work Statement, subject to any delays caused by COMPANY’s failure to timely provide to METRICS Materials or any other items needed by METRICS from COMPANY to commence or complete the Services.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.4	Change Orders. COMPANY may, from time to time, submit to METRICS a request for changes to an existing Work Statement. If, in METRICS’ reasonable judgment, METRICS can implement the requested changes without requiring additional METRICS’ time or resources and without affecting METRICS’ ability to maintain the project schedule, METRICS will implement the change at no additional cost to COMPANY. Otherwise, METRICS will provide COMPANY with a written change order proposal for the additional work, including: (i) price change, (ii) impact on project schedule, and (iii) revised Work Statement, including additional requirements of COMPANY, if any. COMPANY may, at its discretion, accept or reject METRICS’ change order proposal. COMPANY shall be deemed to have accepted METRICS change order proposal if [*] business days pass without COMPANY providing its written acceptance, rejection or proposed modification of such proposal. Each party will use reasonable efforts to respond as expeditiously as possible to change order proposals.

2.5	Materials and Information to be Provided. COMPANY agrees to provide METRICS with all relevant information, documentation materials, candidate techniques for development, samples, specimens and the like (“Materials”), that are necessary for METRICS’ performance under this Agreement. COMPANY and/or its agents and/or subcontractors shall provide METRICS with sufficient amounts of the Materials necessary to perform the Services. METRICS shall use the Materials solely for the purpose of performing the Services. METRICS shall not supply the Materials, or any portion thereof, to any third parties other than a subcontractor approved by COMPANY to perform work in connection with this Agreement. METRICS will use the Materials in compliance with all Applicable Laws and regulations, including, but not limited to, any laws or regulations relating to the testing, storage, transportation, packaging, labeling, or other authorized use of the Materials. METRICS shall retain the unused portion of any Materials until such time as COMPANY requests that such Materials be returned or destroyed.

2.6

Study Data. All data and other information generated or recorded in the performance of the Services, including any summary information based thereon, shall be referred to herein as the “Study Data.” METRICS shall create and maintain written records of the Study Data and other information related to the performance of the Services in a timely, accurate, complete, and legible manner in the form as agreed between the parties. METRICS shall maintain the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Study Data in compliance with the terms and conditions of this Agreement, the Work Statement, and Applicable Law. METRICS shall maintain the Study Data in a professional manner so as to permit COMPANY to review the Study Data in full without disclosing to COMPANY any third party confidential or proprietary information in any review that COMPANY may perform hereunder. METRICS shall make the Study Data available for COMPANY’s inspection and copying during regular business hours and upon reasonable advance notice, provided that COMPANY or its representative may not audit, copy or inspect such records more than once per calendar year. Promptly upon completion or termination of the Services, METRICS shall transfer to COMPANY all Study Data or, at COMPANY’s request, shall maintain the Study Data. METRICS shall not destroy any Study Data until the earlier of (a) [*] or (b) its receipt of COMPANY’s prior written permission to do so. METRICS may in any event retain one true copy of all Study Data, which it may use solely to comply with its obligations under Applicable Law and this Agreement.

2.7	Reports of Results. Upon completion of the Services, or at other time points as the parties may agree, METRICS shall provide written reports of Study Data, in both electronic and hard copy format to COMPANY and, at COMPANY’s request, to such other third parties as directed by COMPANY. All reports provided to COMPANY by METRICS shall be deemed COMPANY Confidential Information subject to the obligations of confidentiality set forth in Section 5.

2.8	Subcontractors. METRICS may utilize subcontractors with appropriate expertise and experience in the performance of its obligations under this Agreement; provided, however, that COMPANY must give its written approval, which shall not be unreasonably withheld, prior to the use of subcontractors by METRICS. METRICS shall ensure that all subcontractors employed by METRICS in connection with the Services shall execute such instruments as are necessary to confirm such subcontractor’s obligations in connection with this Agreement. METRICS shall remain liable for the performance of any of its obligations hereunder that it delegates to a subcontractor.

2.9	Work Location. METRICS shall perform the Services at the location indicated in the applicable Work Statement, or, if no such location is indicated, at the address given above for METRICS unless mutual agreement to the contrary has been made and stipulated by the parties.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.	Compensation. In return for the performance by METRICS of, and as compensation for, the Services, COMPANY agrees to pay METRICS the amounts specified in the Initial Work Statement in the attached Schedule A and any future Work Statements that may be agreed to by the parties. COMPANY understands and agrees that METRICS reserves the right to revise the charge estimates in a Work Statement should the scope of METRICS’ services change or should unforeseen difficulties arise; provided, however, that the parties must mutually agree to any such change. Unless otherwise agreed, METRICS will invoice COMPANY on the schedule set forth in the Work Statement or if not set forth in the Work Statement after completion of the Services, with payment due within [*] days of the receipt of an invoice. The invoice shall explicitly refer to the Services performed so as to allow COMPANY to cross-check the completed Services against the Work Statement and schedule of payments. The invoice shall also be accompanied by reasonable back-up documentation, if applicable.

4.	Shipping. Deliverables to be delivered by METRICS under this Agreement shall be shipped by METRICS to COMPANY or locations designated by COMPANY as directed by COMPANY. METRICS shall be responsible for arranging all shipping, as appropriate, including suitable packaging materials to comply with applicable standards, customs forms and insurance. Risk of loss shall transfer to COMPANY upon placement of the Deliverables in the hands of a carrier mutually acceptable to the parties. METRICS shall invoice COMPANY for shipping, insurance and any sales, use, excise, import, customs or similar taxes as outlined in the Work Statement.

5.	Confidentiality.

5.1	Confidential Information. During the term of this Agreement and for a period of [*] years after the expiration or termination of this Agreement, Confidential Information shall be held in confidence and shall not be used by the receiving party for any purpose other than to fulfill its obligations under this Agreement and shall not be disclosed to any third party (except as otherwise required or permitted by this Agreement); provided, however, that the receiving party may disclose such information: (i) on a need-to-know basis to its agents, employees and consultants who are under a written obligation to maintain the confidentiality of such Confidential Information on terms substantially similar to those set forth in this Agreement and (ii) to investigators retained in connection with a study to which such Confidential Information relates, and who are under a written obligation to maintain the confidentiality of such Confidential Information on terms substantially similar to those set forth in this Agreement. In each such case the receiving party shall be responsible to the disclosing party for breaches by any person to whom the receiving party discloses Confidential Information.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.2	Use. Neither party shall file any patent application containing any disclosure or claim, the subject matter of which is derived from the Confidential Information of the other party. Neither party shall use the Confidential Information of the other party for any purpose or in any manner that would constitute a violation of any laws or regulations of the United States. Except as otherwise provided herein, neither party shall have the right to retain, distribute, or commercialize any of the Confidential Information of the other party.

5.3	Limitation. The receiving party shall have no obligations of confidentiality with respect to any portion of Confidential Information that: (i) is or later becomes generally available to the public by use, publication or the like, through no fault of the receiving party; (ii) is obtained without restriction from a third party who had the legal right to disclose the same to the receiving party; (iii) the receiving party already possesses, as evidenced by its written records, predating receipt thereof from the disclosing party; or (iv) is required to be disclosed by order of a governmental authority or a court of competent jurisdiction; provided that the receiving party shall, whenever reasonably possible, give the disclosing party notice of such requirement and an opportunity to be heard on the issue prior to disclosing the Confidential Information.

5.4	Third Party Confidential Information. METRICS shall not disclose to COMPANY any confidential or proprietary information that belongs to any third party unless METRICS first obtains the consent of such third party and enters into a separate confidentiality agreement with COMPANY covering that disclosure. METRICS shall not represent to COMPANY as being unrestricted any designs, plans, models, samples, or other writings or products that METRICS knows are covered by valid patent, copyright, or other form of intellectual property protection belonging to a third party.

5.5	Return of Information. Any and all written information or other materials in tangible or electronic form received by the receiving party from the disclosing party and all copies, notes, and other materials made by the receiving party regarding Confidential Information shall upon termination of this Agreement, or earlier at the disclosing party’s request, be immediately destroyed or, at the disclosing party’s option, returned.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.	Inspections.

6.1	Regulatory Inspections. METRICS shall promptly notify COMPANY of any regulatory inspections relating to the Services by any government agency or other regulatory entity including, without limitation, the United States Food and Drug Administration (the “FDA”), of which it becomes aware. COMPANY shall have the primary responsibility for preparing any responses relating to the Materials that may be required by the government agency or regulatory entity, provided, however, that if any such FDA inspection takes place at METRICS’ facility, [*], though [*]. METRICS shall [*] preparing any responses relating to [*]. METRICS shall take all reasonable actions to cure deficiencies as noted during any such inspection.

6.2	Site Visits by COMPANY. COMPANY’S representatives may visit METRICS’ facilities at reasonable times and upon reasonable notice during normal business hours to observe the performance of the Services. METRICS will assist COMPANY in scheduling such visits. The site visits described in this Section 6.2 shall be [*], and COMPANY [*].

7.	COMPANY License Grant. COMPANY hereby grants to METRICS a limited, non-exclusive right and license to use Licensed Intellectual Property solely for the purpose of enabling METRICS to carry out its tasks and responsibilities under this Agreement and under any Work Statement issued hereunder.

8.	Ownership and Rights.

8.1	Intellectual Property Rights Related to a Product. Any and all intellectual property rights related to a Product, or API provided to METRICS, including but not limited to, patents and patent applications [*] such Product or API, shall be the sole and exclusive property of COMPANY. COMPANY shall be responsible for the preparation, filing and prosecution of patent or other intellectual property applications relating to such Product or API at its own expense (unless otherwise agreed by both parties) and its own discretion. METRICS shall assist COMPANY, at COMPANY’s expense, with the preparation of all documents necessary to effectuate COMPANY’s rights related to such Product or API.

8.2

COMPANY Inventions. COMPANY shall own all right, title and interest in any COMPANY Inventions; provided, however, that COMPANY shall provide METRICS a nonexclusive, irrevocable, royalty-free license to the use of any such COMPANY Inventions, for purposes not related to a Product or to API provided to METRICS, that resulted from the use by COMPANY of

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Confidential Information disclosed to COMPANY by METRICS. COMPANY shall be responsible for the preparation, filing and prosecution of patent or other intellectual property applications for any such COMPANY Inventions at its own expense (unless otherwise agreed by both parties) and its own discretion. METRICS shall assist COMPANY, at COMPANY’s expense, with the preparation of all documents necessary to effectuate COMPANY’s rights in COMPANY Inventions.

8.3	METRICS Inventions. METRICS shall own all right, title and interest in any METRICS Inventions; provided, however, that METRICS shall [*] METRICS Inventions resulting from (i) [*], (ii) [*], or (iii) [*]. METRICS shall be responsible for the preparation, filing and prosecution of patent or other intellectual property applications for any such METRICS Inventions at its own expense (unless otherwise agreed by both parties) and its own discretion. COMPANY shall assist METRICS, at METRICS’ expense, with the preparation of all documents necessary to effectuate METRICS’ rights in METRICS Inventions.

8.4	Joint Inventions. COMPANY and METRICS shall own an equal and undivided interest in any Joint Invention that is not related to a Product or to API provided to METRICS. The parties shall confer and mutually determine which party (or parties) will be responsible for the preparation, filing, and prosecution of any patent or other intellectual property applications pertaining to any Joint Invention that is not related to a Product or to API provided to METRICS. COMPANY shall own all Joint Inventions that are related to a Product or to API provided to METRICS. COMPANY will be responsible for the preparation, filing, and prosecution of any patent or other intellectual property applications pertaining to any Joint Inventions that are related to a Product or to API provided to METRICS.

8.5	Further Assurances. Each party shall ensure that it has in place with each of its applicable employees or agents, appropriate arrangements whereby such party will be able to satisfy its obligations under this Section 8.

8.6	Study Data. COMPANY shall own all right, title, and interest in and to all Study Data, and all reports and biological or chemical specimens generated by METRICS as a result of conducting the Services. All Study Data and any information with respect thereto shall be COMPANY Confidential Information subject to the confidentiality provisions of Section 5.

8.7	COMPANY Property. All tangible property provided to METRICS in connection with this Agreement, including without limitation all Materials, records, or other COMPANY Confidential Information, shall be and remain the exclusive property of COMPANY.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

9.	Representations and Warranties.

9.1	COMPANY Representations and Warranties. COMPANY represents and warrants that it has the right to enter into this Agreement, that it is not a party to any existing agreements, grants, licenses, encumbrances, obligations, or agreements, written or oral, inconsistent with this Agreement, that it [*], and that it [*]. COMPANY further represents and warrants that it has no present knowledge of the existence of United States patents or other intellectual property rights that would be infringed by the development and manufacture of Products under this Agreement.

9.2	METRICS Representations and Warranties. METRICS represents and warrants that it has the right to enter into this Agreement and that it is not a party to any existing agreements, grants, licenses, encumbrances, obligations, or agreements, written or oral, inconsistent with this Agreement. METRICS further represents and warrants that it has no present knowledge of the existence of United States patents or other intellectual property rights that would be infringed by the development and manufacture of Products under this Agreement.

9.3	No Debarred Person. METRICS represents and warrants that it shall not employ, contract with, or retain any person directly or indirectly to perform the Services under this Agreement if such person is under investigation by the FDA for debarment or is presently debarred by the FDA pursuant to the Generic Drug Enforcement Act of 1992, as amended (21 U.S.C. § 301, et seq.). In addition, METRICS represents and warrants that it has not engaged in any conduct or activity that could lead to any such debarment actions. If during the term of this Agreement, METRICS or any person employed or retained by it to perform the services (i) comes under investigation by the FDA for a debarment action, (ii) is debarred, or (iii) engages in any conduct or activity that could lead to debarment, METRICS shall immediately notify COMPANY of same.

9.4	NO OTHER REPRESENTATIONS. THE EXPRESS REPRESENTATIONS AND WARRANTIES STATED IN THIS SECTION 9 ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IMPLIED, INCLUDING WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

10.	Insurance. METRICS shall secure and maintain in full force and effect throughout the performance of the services insurance coverage for (a) employer’s liability, (b) general liability, and (c) professional services indemnity in amounts appropriate to the conduct of METRICS business. Certificates evidencing such insurance will be made available for examination upon request by COMPANY. METRICS and COMPANY each also agree that it will maintain adequate insurance to cover its indemnification obligations hereunder. METRICS further agrees to maintain workers’ compensation insurance in the amount required by the laws of the state in which METRICS employees performing the Services are located.

11.	Indemnification.

11.1	Indemnification by COMPANY. COMPANY hereby agrees to defend, indemnify, and hold METRICS and METRICS’ directors, officers, employees, and agents (the “METRICS Indemnitees”) harmless from and against any and all expenses, losses, royalties, profits, damages, liabilities, settlements, claims or demands, including reasonable attorneys’ fees, to the extent arising from or in connection with any third party claim that: (i) involves the breach by COMPANY of any of its obligations, warranties or representations under this Agreement; (ii) [*]; (iii) involves the [*]; or (iv) involves the [*]. Such indemnity shall not apply if METRICS fails to comply with the indemnification procedures set forth in Section 11.3, or to the extent that a claim arises out of or results from (i) the negligence, gross negligence, or intentional misconduct on the part of any of the METRICS Indemnitees, (ii) a failure of any one of the METRICS Indemnitees to comply with Applicable Law in the performance of the Services, or (iii) a material breach of METRICS’ obligations, covenants, representations, or warranties under this Agreement.

11.2

Indemnification by METRICS. METRICS hereby agrees to defend, indemnify, and hold COMPANY and COMPANY’S directors, officers, employees, and agents (the “COMPANY Indemnitees”) harmless from and against any and all expenses, losses, royalties, profits, damages, liabilities, settlements, claims or demands, including reasonable attorneys’ fees, to the extent arising from or in connection with any third party claim that involves: (i) the negligence, gross negligence, or intentional misconduct on the part of any of the METRICS Indemnitees, (ii) a failure of any one of the METRICS Indemnitees to comply with Applicable Law in

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

the performance of the Services, or (iii) a breach of METRICS’ obligations, covenants, representations, or warranties under this Agreement. Such indemnity shall not apply if COMPANY fails to comply with the indemnification procedures set forth in Section 11.3, or to the extent that a claim arises out of or results from (i) the breach by COMPANY of any of its obligations, warranties or representations under this Agreement; (ii) [*]; (iii) [*]; (iv) [*]; (v) the negligence, gross negligence, or intentional misconduct on the part of any of the COMPANY Indemnitees.

11.3	General Conditions of Indemnification. Each party’s agreement to indemnify, defend and hold the other party harmless is conditioned upon the indemnified party (i) providing written notice to the indemnifying party of any claim for which it is seeking indemnification hereunder promptly after the indemnified party has knowledge of such claim; (ii) permitting the indemnifying party to assume full responsibility to investigate, prepare for and defend against any such claim or demand; (iii) assisting the indemnifying party, at the indemnifying party’s reasonable expense, in the investigation of, preparation for and defense of any such claim or demand; and (iv) not compromising or settling such claim or demand without the indemnifying party’s written consent.

11.4	Separate Defense of Claims. In the event that the parties cannot agree as to the application of Sections 11.1 and 11.2 to any particular claim, the parties may conduct separate defenses of such claim. So long as the party seeking indemnification has complied with the notice provisions of Section 11.3(i) and the consent provisions of Section 11.3(iv), such party shall have the right to seek indemnity from the other in accordance with Section 11.1 or 11.2 (as applicable) above upon resolution of the underlying claim, notwithstanding such party’s failure to comply with the provisions of Section 11.3(ii) permitting the indemnifying party to assume full responsibility to defend against such claim.

12.	Term, Termination and Survival.

12.1	Term. This Agreement shall be effective upon the date specified at the beginning of this Agreement and shall continue until terminated by either party at any time on [*] days prior written notice. Upon termination, COMPANY shall be obligated to pay the cost of all work completed through the effective date of termination in accordance with the foregoing, as well as [*].

12.2	Survival. In the event of any termination of this Agreement, Sections 2.6, 2.7, 5, 6, 8, 9.4, 11, 12, and 13 shall survive and shall be binding upon the parties respective successors and assigns.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

13.	Miscellaneous.

13.1	[*]. COMPANY shall not [*] during the term of this Agreement [*] of [*] pursuant to this Agreement. For the purposes of this Section 13.1, a “[*]” shall be [*] has provided [*] pursuant to this Agreement within [*], and at the time of [*] pursuant to this Agreement [*]. Notwithstanding the foregoing, [*] shall not include (i) [*], (ii) [*], and (iii) [*].

13.2	Force Majeure. Either party shall be excused from delays in performing or from its failure to perform hereunder to the extent that such delays or failures result from causes beyond the reasonable control of such party; provided that, in order to be excused from delay or failure to perform, such party must act diligently to remedy the cause of such delay or failure.

13.3	No Agency. METRICS, in rendering performance under this Agreement, is acting solely as an independent contractor. In no way is METRICS to be construed as the agent or acting as the agent of COMPANY in any respect, any other provisions of this Agreement notwithstanding.

13.4	Multiple Counterparts/Signatures. This Agreement may be executed in several counterparts, all of which taken together shall constitute one single Agreement between the parties. Facsimile and PDF signatures shall have the same effect as original signatures.

13.5	Section Headings, Schedules. The section and subsection headings used herein are for reference and convenience only, and shall not enter into the interpretation hereof The schedules referred to herein and attached hereto, or to be attached hereto are incorporated herein to the same extent as if set forth in full herein.

13.6	Required Approvals. Where agreement, approval, acceptance, or consent by either party is required by any provision of this Agreement, such action shall not be unreasonably delayed or withheld.

13.7	No Waiver. No delay or omission by either party hereto to exercise any right or power occurring upon any noncompliance or default by the other party with respect to any of the terms of this Agreement shall impair any such right or power or be construed to be a waiver thereof. A waiver by either of the parties hereto of any of the covenants, conditions, or agreements to be performed by the other shall not be construed to be a waiver of any succeeding breach thereof or of any covenant, condition, or agreement herein contained. Unless stated otherwise, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity, or otherwise.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

13.8	Authority of METRICS. METRICS has the sole right and obligation to supervise, manage, contract, direct, procure, perform, or cause to be performed all work to be performed by METRICS hereunder unless otherwise provided herein.

13.9	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

13.10	Time is of the Essence. For the purposes of this Agreement, including the Initial Work Statement and any other Work Statement, time shall be of the essence. METRICS shall promptly provide written notice to COMPANY of any change in its ability to provide the Services in accordance with the schedule set forth in the Initial Work Statement or any Work Statement.

13.11	Entire Agreement. This Agreement and the schedules annexed hereto constitute the entire agreement between the parties. No change, waiver, or discharge hereof shall be valid unless it is in writing and is executed by the party against whom such change, waiver, or discharge is sought to be enforced.

13.12	Notices. All notices required or permitted hereunder shall be given in writing and sent by facsimile transmission, or mailed postage prepaid, certified or registered mail, return receipt requested, or sent by a nationally recognized express courier service, or hand-delivered at the following addresses (or as subsequently noticed to the other party):

if to METRICS:	Metrics, Inc.
1240 Sugg Parkway
Greenville, North Carolina 27834
Facsimile: [*]
Attention: President

if to COMPANY:	Metabolex, Inc.
3876 Bay Center Place Hayward, CA 94545
Facsimile: [*]
Attention: General Counsel

All notices shall be deemed made upon receipt by the addressee as evidenced by a written receipt or three (3) days after posting if sent by registered U.S. mail.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

13.13	No Assignment. Neither party may, without the prior written consent of the other party, assign or transfer this Agreement or any obligation incurred hereunder, except by merger, reorganization, consolidation, or sale of all or substantially all of such party’s assets. Any attempt to do so in contravention of this Section shall be void and of no force and effect. This Agreement shall inure to the benefit of and be binding upon each party signatory hereto, its successors and permitted assigns.

13.14	Use of Names. Neither party shall use the name of the other party or the names of the employees of the other party in any advertising or sales promotional material or in any publication without prior written permission of such other party; provided, however, that COMPANY may use the name of METRICS in regulatory filings, including filings with the FDA and the United States Securities and Exchange Commission, or in disclosures to investors and potential partners.

13.15	Severability. If any provision of this Agreement shall be deemed void in whole or in part for any reason whatsoever, the remaining provisions shall remain in full force and effect. The parties shall make a good faith effort to replace any such provision with a valid and enforceable one such that the objectives contemplated by the parties when entering this Agreement may be realized.

13.16	No Implied Rights or License. No right or license is granted under this Agreement by either party to the other, either expressly or by implication, except as specifically set forth herein.

IN WITNESS WHEREOF, METRICS and COMPANY have caused this Agreement to be signed and delivered by their duly authorized officers, all as of the date first hereinabove written.

METRICS		COMPANY
Metrics, Inc.		Metabolex, Inc.

By:	/s/ Jeffery C. Basham	By:	/s/ Harold Van Wart

Name:	Jeffery C. Basham	Name:	Harold Van Wart

Title:	VP, Marketing & Sales	Title:	Chief Executive Officer

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE A

Initial Work Statement

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.